Exhibit 5.2

12670 High Bluff Drive San Diego, California 92130 Tel: +1.858.523.5400 Fax: +1.858.523.5450 www.lw.com

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September 24, 2021	Dubai	Riyadh
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Essex Property Trust, Inc.	Madrid	Washington, D.C.

Essex Portfolio, L.P.
1100 Park Place, Suite 200

San Mateo, California 94403

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Essex Property Trust, Inc., a Maryland corporation (the “Company” or the “Guarantor”), and Essex Portfolio, L.P., a California limited partnership (the “Operating Partnership”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company and/or the Operating Partnership of (i) one or more series of debt securities of the Operating Partnership (the “Operating Partnership Debt Securities”), which may be guaranteed (the “Guarantees”) by the Guarantor; (ii) one or more series of debt securities of the Company (the “Company Debt Securities,” and together with the Operating Partnership Debt Securities, the “Debt Securities”); (iii) shares of the Company’s common stock, $.0001 par value per share (“Common Stock”); (iv) shares of one or more series of the Company’s preferred stock, $.0001 par value per share (“Preferred Stock”); (v) depositary shares (the “Depositary Shares”), each of which will represent a fractional share or multiple shares of Preferred Stock; (vi) warrants and other rights to purchase Common Stock and Preferred Stock (the “Warrants”); (vii) purchase contracts (the “Purchase Contracts”); and (viii) units (the “Units”). Any Debt Securities and the Guarantees will be issued under an indenture among the Operating Partnership, the Guarantor and U.S. Bank National Association, as trustee, the form of which is attached as Exhibit 4.1 to the Registration Statement (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”). The Debt Securities, Guarantees, Depositary Shares, Warrants, Purchase Contracts and Units are referred to herein collectively as the “Securities.”

September 24, 2021

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and the Operating Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to general limited partnership law of the State of California, and with respect to the opinions set forth in paragraphs 1 through 7 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to Maryland law, including the validity of the Common Stock and Preferred Stock and the due authorization of the Securities by the Company, are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.            When the Applicable Indenture has been duly authorized, executed and delivered by all necessary limited partnership action of the Operating Partnership, and when the specific terms of a particular series of Operating Partnership Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary limited partnership action of the Operating Partnership, and such Operating Partnership Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such limited partnership action, such Operating Partnership Debt Securities will be the legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

2.            When the specific terms of the Guarantees of a particular Operating Partnership Debt Security and such Operating Partnership Debt Security have been duly established in accordance with the Applicable Indenture, the Guarantees have been authorized by all necessary corporate action of the Company and such Operating Partnership Debt Security has been authorized by all necessary limited partnership action of the Operating Partnership, such Guarantees have been duly executed, issued and delivered in accordance with the Applicable Indenture and in the manner contemplated by the Prospectus and by such corporate action, and such Operating Partnership Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Applicable Indenture and in the manner contemplated by the Prospectus and by such limited partnership action, such Guarantees will be the legally valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms.

September 24, 2021

3.            When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Company Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Company Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Company Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.            When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of the Company, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.            When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.            When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of the Company, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.            When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

September 24, 2021

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Debt Securities, Depositary Shares, Warrants, Purchase Contracts and Units and the Applicable Indenture, deposit agreements, warrant agreements, purchase contract agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company and the Operating Partnership, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP